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EXHIBIT 3(a)


                                 RESTATED
                        CERTIFICATE OF INCORPORATION
                                     OF
                            PICO PRODUCTS, INC.


     FIRST: The name of the Corporation is Pico Products, Inc. (the "Corporation").
     SECOND:  The purpose for which it is to be formed are as follows:


     2.1. To conduct the business of manufacturing, buying, selling, servicing, assembling, preparing for market, importing, exporting, leasing, renting, distributing, advertising, promoting, owning, acquiring, developing, inventing, patenting, and generally dealing in every sort of electrical, printed circuit, cable television, radio, telecommunication, and other devices, machinery, appliances, equipment and the purchasing, selling, pledging, mortgaging, granting of security interests in licensing, leasing, and otherwise acquiring, using and disposing of patents, patent rights, inventions, trademarks, tradenames, trade secrets, copyrights, research, ideas and systems, and to acquire all real estate and plant or plants necessary to carry out the above objects.

     2.2. To manufacture, patent, buy, sell and generally deal in metal name plates, alkali, acid and photo etched and any and all other kinds or types of identification items, including tapes and labels for hard goods, hardware, transportation, military, amusement, electrical, electronic and any other type, kind or nature of its requiring product identification and all other kinds and types of product identification, machinery and machinery for the manufacture thereof. To acquire all real estate and plant or plants necessary to carry out the above objects.

     2.3. To borrow money, with or without pledge of, or security interest in or mortgage on, all or any of its property, real or personal, as security, and to loan and advance money upon mortgages on real and personal property, or either of them.

     2.4. To sell, manage, improve, develop, assign, transfer, convey, lease, sublease, pledge, grant a security interest in or otherwise alienate or dispose of and to mortgage or otherwise encumber the lands, buildings, real property, chattels, real and other property of the Corporation, wheresoever situate and any and all legal and equitable rights therein.

     2.5. To buy, sell and deal in, with or without guarantee of payment thereof, notes, stocks, bonds and mortgages and other like securities and other kinds of property, whether real or personal, not prohibited or especially excepted by

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          law, and to do and prosecute any acts and thing incidental to or proper in connection with the carrying out of its business.

     2.6. To subscribe for, purchase, invest in, hold, own, pledge, grant a security interest in, assign, or otherwise dispose of, shares of capital stock, bonds, mortgages, debentures, notes or other securities obligations, contracts, and evidence of indebtedness of corporations organized under the law of the State of New York, and any other state of the United States, and of any foreign government, and the bonds and other evidences of indebtedness of the United States and foreign governments, and the stocks, bonds and indebtedness of foreign corporations and municipalities. To exercise in respect to any such shares of stock, bonds, and other securities of corporations, municipalities, foreign or domestic governments, any and all rights, powers, privileges of individual ownership, including the right to vote, to issue bonds and other obligations, and to secure the same by pledging or mortgaging the whole or any part of the property of the Corporation, and to sell or pledge such bonds and other obligations for proper corporate purposes, and to do any and all acts and things tending to increase the value of the property at any time held by it. The Corporation shall be and hereby is authorized to purchase, hold, acquire and dispose of the stocks, bonds and other evidences of indebtedness of any corporation, domestic or foreign, and to issue and exchange therefor its stock, bonds or other obligations.

     2.7. To purchase or otherwise acquire, undertake, carry on, improve or develop all or any of the business, goodwill, rights, assets or liabilities of any person, firm, association or corporation carrying on any kind of business the same as, or of a similar nature to that which the Corporation is authorized to carry on, pursuant to the provisions of this Certificate.

     2.8. To use its surplus earnings or accumulated profits in the purchase or acquisition of its own capital shares from time to time as its Board of Directors shall determine, and any capital shares purchased may, if the Directors so determine, be held in the treasury of the Corporation as treasury shares, or be thereafter reissued or disposed of in such manner as the Directors, subject to the provisions of law, shall deem proper.

     2.9. To issue in exchange for stocks, bonds, contracts, mortgages or other obligations of individuals, co-partners or corporations, the shares of the Corporation therefor.

    2.10. To do all and everything necessary, suitable, useful or proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, as principal or agent, either alone or in association with other corporations, firms, or individuals, and to do every act or acts, thing or things incidental or appurtenant

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          to or growing out of or connected with any of the aforesaid purposes, objects and powers, or any parts or part thereof, and to do any such act or thing to the same extent and as fully as natural persons might or could do in any part of the world.

    2.11. To buy, sell, manage and generally deal in goods, wares, merchandise, and property of any and every class and description, and generally do any and all things and exercise any and all powers which may now or hereafter be lawful for a corporation to do or exercise under and pursuant to the Business Corporation Law of the State of New York, or any other law that may be now or hereafter applicable to the Corporation.

     THIRD:    The total number of shares of all classes which the Corporation shall have authority to issue is fifteen million five hundred thousand (15,500,000) shares, of which fifteen million (15,000,000) shall be common shares, having a par value of $0.01 per share ("Common Shares"), and five hundred thousand (500,000) shall be series preferred shares, having a par value of $0.01 per share ("Preferred Shares").

     3.1  The designations, powers, preferences and rights, and the
          qualifications,   limitations or restrictions thereof, of the shares
          of each class shall be governed by the following provisions:

               3.1.1.1 The Board of Directors of the Corporation has authority, subject to the provisions of this Article THIRD and the limitations prescribed by law to authorize the issue of one or more series of Preferred Shares and with respect to each such series to execute, deliver and file any certificate which the Board of Directors may deem to be necessary or appropriate under the Business Corporation Law of New York. The authority of the Board of Directors with respect to each of the series shall include, but not be limited to, the fixing of the following by resolutions providing for the issue of that series.

               (a) The designation of the series and the number of Preferred Shares which shall constitute the series.

               (b) The dividend rate of the series, the conditions and dates upon which dividends shall be payable, the relation which the dividends shall bear to the dividends payable on any other series or class of shares, and whether such dividends shall be cumulative or non-cumulative.

               (c) Whether the shares of the series shall be subject to redemption by the Corporation and, if made subject to redemption, the times, prices and other terms and conditions of redemption.

               (d) Whether the shares of the series shall be convertible into or exchangeable for shares of any other series or class of shares of the Corporation and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of conversion or exchange.

               (e) The extent, if any, to which the holders of the shares of the series shall be entitled to vote with respect to the election of Directors or otherwise.

               (f) The restrictions, if any, on the issue or reissue of any additional Preferred Shares of the series.

               (g) The rights of the holders of the shares of the series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets or dissolution or winding up, of the Corporation.

               (h) Such other designations, preferences and relative participatory, optional or other special rights of the shares of the series and all other restrictions on the Corporation in connection with the Preferred Shares (subject to this Restated Certificate of Incorporation or the laws of the State of New York).

               3.1.2. Except as otherwise required by law and except for such voting powers with respect to the election of Directors or other matters as may be stated in the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Shares, the holder of any such series shall have no voting power whatsoever and all voting rights shall be vested exclusively in the holders of the outstanding Common Shares and each such holder shall be entitled to one vote per share for all purposes for each Common Share held of record by such holder.

               3.1.3. When dividends shall have been paid (or declared and set aside for payment) on the Preferred Shares to the full extent of the preferences, if any, dividends on the Common Shares and on any Preferred Shares participating in dividends in addition to be fixed dividends may then be paid out of the funds of the Corporation which are legally available therefor. Subject to the limitations prescribed in this Article THIRD and any further limitations which may from time to time be prescribed by the Board of Directors in accordance herewith, the holders of Common Shares shall be entitled to receive dividends on the Common Shares when, as and if declared by the Board of Directors, out of the funds of the Corporation which are legally available therefor.

               3.1.4. No holder of shares of any class of shares of the Corporation shall as such holder have any preemptive or preferential right of subscription to any shares of any class of the Corporation or to any obligations convertible into shares of the Corporation, issued or sold, or to any right of subscription to, or to any warrant or option for the purchase of any thereof, other than such (if any) as the Board of Directors of the Corporation, in its discretion, may determine from time to time.

     3.2 Pursuant to this Paragraph THIRD of the Certificate of Incorporation of the Corporation, there be and hereby is created a series of Preferred Shares hereby designated as Series A Redeemable Preferred Shares, to consist of one thousand (1,000) shares having a par value of $0.01 per share, which series shall have the voting rights, designations, powers, preferences, relative and other special rights, and qualifications, limitations and restrictions set forth below:

               3.2.1. DESIGNATION. The designation of the series of Preferred Shares created hereby is Series A Redeemable Preferred Shares and the number of shares constituting such series is one thousand (1,000) (the "Series A Shares").

               3.2.2. RANK. The Series A Shares shall, with respect to dividend rights, rights on redemption and rights on liquidation, winding up and dissolution, rank prior to all classes of common shares of the Corporation and to each other class of capital shares or series of Preferred Shares of the Corporation hereafter created which does not expressly provide that it ranks senior to or on a parity with the Series A Shares.

               3.2.3. VOTING RIGHTS. Except as otherwise provided by law, the holder of the Series A Shares shall not be entitled to vote on any matters with the holders of other voting capital shares.

               3.2.4. DIVIDENDS. Except as otherwise provided in this Paragraph 3.2.4, the holder of the Series A Shares shall not be entitled to receive dividends.

               (a) GENERAL DIVIDEND OBLIGATIONS. When and as declared by the Board of Directors of the Corporation, the Corporation shall pay to the holders of the Series A Shares, out of the assets of the Corporation available for such payment of dividends under the New York Business Corporation Law, payable in preference and priority to any payment of any dividend on common shares of the Corporation, dividends at the times and in the amounts provided in this Paragraph 3.2.4. The Board of Directors of the Corporation shall declare and pay to the holder of Series A Shares dividends at the Dividend Rate described in Paragraph 3.2.4(c) below on a quarterly basis; provided that the Board of Directors may in its discretion postpone the declaration and payment of one or more quarterly dividends so long as dividends are declared and paid on at least an annual basis.

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               (b)  CALCULATION OF DIVIDENDS.  Dividends for each Series A
                    Share will be calculated cumulatively on a quarterly basis at the rate and in the manner prescribed herein from and including the "Commencement Date" with respect to such Series A Shares to, but excluding, the date on which the Series A Shares are redeemed or the Liquidation Price has been received with respect to the Series A Shares, whether or not such dividends have been declared and whether or not there are (at the time such dividends are calculated or become payable or at any other time) profits, surplus or other funds of the Corporation legally available for the payment of dividends.

                    For the purposes of this Subparagraph 3.2.4(b), the "Commencement Date" with respect to any Series A Share shall be deemed to be the date of issuance regardless of the number of times transfer of such Series A Share is made on the share records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series A Share (whether by reason of transfer of such Series A Share or for any other reason.)

               (c) DIVIDEND RATE. Dividends payable on the Series A Shares shall be calculated cumulatively with respect to each quarter in which dividends are due on each Series A Share at a rate of 12% of the Liquidation Value per annum ("Dividend Rate"). To the extent not paid on the first day of each January, April, July, and October (each a "Dividend Reference Date"), an amount equal to all dividends which have been calculated on Series A Shares then outstanding during the quarterly period (pro rated for a shorter period as appropriate) ending on the day immediately preceding such Dividend Reference Date shall be added to the Redemption Price (as described in Paragraph 3.2.7 hereof) of such Series A Share and will remain a part thereof until (but only until) such dividends are paid. Any subsequent dividends which are paid to the holder of the Series A Shares in respect thereof shall, in all instances, be applied first to the payment of amounts of dividends which have been added on previous Dividend Reference Dates to the Redemption Price until the Redemption Price of all Series A Shares shall be equal to the original Redemption Price, as adjusted, herein stated.

               (d) FORM OF PAYMENT. The Dividend Rate shall be payable quarterly in cash or in common shares of the Corporation, as determined by the holders of a majority of the outstanding Series A Shares, by notice to the Corporation at least thirty (30) days prior to the applicable Dividend Reference Date. In the absence of such notice, it shall be presumed that the dividend for the applicable quarter shall be payable in cash. In the event that payment in the form of common shares is elected by the holders of the Series A Shares, the number of common shares issuable shall be determined by dividing the amount of the dividend by the average Market Value (as hereinafter defined) of the Corporation's common shares over the ten consecutive trading days ending on the trading day immediately prior to the Dividend Reference Date. "Market Value" shall mean the average of the high and low prices of the common shares, as reported in The Wall Street Journal, on the American Stock Exchange (or a similar consolidated transactions report for the exchange or other market on which the common shares is then trading, if not the American Stock Exchange) for the relevant date, or if no sales of common shares were made on such exchange on such date, the average of the high and low prices of such shares as reported in such composite transaction report for the preceding day on which sales of shares were made on such exchange. If the common shares are not listed on a national securities exchange at the time Market Value is to be determined, then Market Value shall be determined by the Board of Directors of the Corporation in good faith pursuant to such method as the Board of Directors deems appropriate and equitable. Under no circumstances shall the Market Value of a common share be less than its par value. All fractional shares shall be paid in cash. All unpaid cash dividends shall be cumulative.

               (e) PRIORITY. So long as any Series A Shares shall be outstanding, without the consent of the holders of a majority of the outstanding Series A Shares, the Corporation shall not declare or pay on the common shares of the Corporation any dividend whatsoever, whether in cash, property or otherwise, nor shall the Corporation make any distribution on the common shares, nor shall any common shares be purchased or redeemed by the Corporation or any subsidiary thereof, unless (1) all dividends to which the holders of Series A Shares have been entitled for all previous dividend periods shall have been paid or declared and a sum of money sufficient for the payment thereof set apart, and (2) all Series A Shares which the Corporation was theretofore obligated to redeem in accordance with Paragraph
                    3.2.7 hereof shall have been redeemed.

               3.2.5 LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the

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          holders of Series A Shares then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders an amount equal to one thousand dollars ($1,000.00) for each Series A Share outstanding (such amount, as it may be adjusted from time to time to give effect to any share splits or combinations, recapitalizations or other similar events, the "Liquidation Value") plus an amount equal to all accumulated but unpaid dividends thereon to the date fixed for the liquidation, dissolution or winding up, before any payment shall be made or any assets distributed to the holders of common shares. Except as provided in the preceding sentence, holders of Series A Shares shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of the Series A Shares, then the holders of all such shares shall share ratably in accordance with the respective amounts to which the holders of outstanding Series A Shares would be entitled if all amounts payable thereon were paid in full. The liquidation payment with respect to each outstanding fractional Series A Share (if any) shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding Series A Share.

               3.2.6 CONVERSION. The Series A Shares shall not be convertible into or exchangeable for shares of any other series or class of shares of the Corporation.

               3.2.7. REDEMPTION. The Series A Shares shall be redeemable as follows:

               (a) OPTIONAL REDEMPTION. The Series A Shares shall be redeemable, at the option of the Corporation, in whole or in part, at any time without penalty, at a redemption price equal to one thousand dollars ($1,000.00) per share (the "Redemption Price") plus an amount equal to all accumulated but unpaid dividends thereon to the date fixed for redemption.

               (b) MANDATORY REDEMPTION. The Series A Shares shall be redeemed, out of funds legally available therefor, at the Redemption Price plus an amount equal to all accumulated but unpaid dividends thereon to the date fixed for redemption on the following dates and in the following amounts:

                    (i) One hundred (100) shares (less any shares previously redeemed pursuant to Paragraph 3.2.7(a) or 3.2.7(b)) on or before November 30, 2000;

                    (ii) Two hundred (200) shares (less any shares previously
                         redeemed pursuant to Paragraph 3.2.7(a) or 3.2.7(b)) on or before November 30, 2001;

                   (iii) Four hundred (400) shares (less any shares
                         previously redeemed pursuant to Paragraph 3.2.7(a) or 3.2.7(b)) on or before November 30, 2002; and
                    (iv) All outstanding shares on or before November 30, 2003.

               (c) REDEMPTION PROCEDURES. When the Corporation redeems the Series A Shares, the following procedures shall apply:

                    (i) When less than all of the outstanding Series A Shares are being redeemed, the shares subject to redemption shall be determined in the sole discretion of the Corporation.

                    (ii) Notice of redemption shall be given by first class
                         mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the date on which Series A Shares are to be redeemed (any such date, a "redemption date"), to the holder of record of the shares to be redeemed at such holder's address as the same appears on the share register of the Corporation. Such notice shall state: (a) the redemption date; (b) the redemption price; (c) the number of shares subject to redemption; and (d) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

                   (iii) Notice having been mailed as aforesaid, from and
                         after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption) said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued Series A Shares, and shall not be reissued as Series A Shares, and all rights of the holder thereof as a shareholder of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid.

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

     3.3. Pursuant to this Paragraph THIRD of the Certificate of Incorporation of the Corporation, there be and hereby is created a series of Preferred Shares hereby designated as Series B Redeemable Preferred Shares, to consist of one hundred sixty-five (165) shares having a par value of $0.01 per share, which series shall have the voting rights, designations, powers, preferences, relative and other special rights, and qualifications, limitations and restrictions set forth below:

               3.3.1. DESIGNATION. The designation of the series of Preferred Shares created hereby is Series B Redeemable Preferred Shares and the number of shares constituting such series is one hundres sixty-five
          (165) (the "Series B Shares").

               3.3.2. RANK. The Series B Shares shall, with respect to dividend rights, rights on redemption and rights on liquidation, winding up and dissolution, rank prior to all classes of common shares of the Corporation and to each other class of capital shares or series of Preferred Shares of the Corporation hereafter created which does not expressly provide that it ranks senior to or on a parity with the Series B Shares. The Series B Shares shall, with respect to all such Rights, be on a parity with the Series A Shares.

               3.3.3. VOTING RIGHTS. Except as otherwise provided by law, the holder of the Series B Shares shall not be entitled to vote on any matters with the holders of other voting capital shares.

               3.3.4. DIVIDENDS. Except as otherwise provided in this Paragraph 3.3.4, the holder of the Series B Shares shall not be entitled to receive dividends.

               (a) GENERAL DIVIDEND OBLIGATIONS. When and as declared by the Board of Directors of the Corporation, the Corporation shall pay to the holders of the Series B Shares, out of the assets of the Corporation available for such payment of dividends under the New York Business Corporation Law, payable in preference and priority to any payment of any dividend on common shares of the Corporation, dividends at the times and in the amounts provided in this Paragraph 3.3.4. The Board of Directors of the Corporation shall declare and pay to the holder of Series B Shares dividends at the Dividend Rate described in Paragraph 3.3.4(c) below on a quarterly basis; provided that the Board of Directors may in its discretion postpone the declaration and payment of one or more quarterly dividends so long as dividends are declared and paid on at least an annual basis.

               (b)  CALCULATION OF DIVIDENDS.  Dividends for each Series B
                    Share will be calculated cumulatively on a quarterly basis at the rate and in the manner prescribed herein from and including the "Commencement Date" with respect to such Series B Shares to, but excluding, the date on which the Series B Shares are redeemed or the Liquidation Price has been received with respect to the Series B Shares, whether or not such dividends have been declared and whether or not there are (at the time such dividends are calculated or become payable or at any other time) profits, surplus or other funds of the Corporation legally available for the payment of dividends.

                    For the purposes of this Subparagraph 3.3.4(b), the "Commencement Date" with respect to any Series B Share shall be deemed to be the date of issuance regardless of the number of times transfer of such Series B Share is made on the share records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series B Share (whether by reason of transfer of such Series B Share or for any other reason.)

               (c) DIVIDEND RATE. Dividends payable on the Series B Shares shall be calculated cumulatively with respect to each quarter in which dividends are due on each Series B Share at a rate of 10% of the Liquidation Value per annum ("Dividend Rate"). To the extent not paid on the first day of each January, April, July, and October (each a "Dividend Reference Date"), an amount equal to all dividends which have been calculated on Series B Shares then outstanding during the quarterly period (pro rated for a shorter period as appropriate) ending on the day immediately preceding such Dividend Reference Date shall be added to the Redemption Price (as described in Paragraph 3.3.7 hereof) of such Series B Share and will remain a part thereof until (but only until) such dividends are paid. Any subsequent dividends which are paid to the holder of the Series B Shares in respect thereof shall, in all instances, be applied first to the payment of amounts of dividends which have been added on previous Dividend Reference Dates to the Redemption Price until the Redemption Price of all Series B Shares shall be equal to the original Redemption Price, as adjusted, herein stated.

               (d) FORM OF PAYMENT. The Dividend Rate shall be payable quarterly in cash or in common shares of the Corporation, as determined by the holders of a majority of the outstanding Series B Shares, by notice to the Corporation at least thirty (30) days prior to the applicable Dividend Reference Date. In the absence of such notice, it shall be presumed that the dividend for the applicable quarter shall be payable in cash. In the event that payment in the form of common shares is elected by the holders of the Series B Shares, the number of common shares issuable shall be determined by dividing the amount of the dividend by the average Market Value (as hereinafter defined) of the Corporation's common shares over the ten consecutive trading days ending on the trading day immediately prior to the Dividend Reference Date. "Market Value" shall mean the average of the high and low prices of the common shares, as reported in The Wall Street Journal, on the American Stock Exchange (or a similar consolidated transactions report for the exchange or other market on which the common shares is then trading, if not the American Stock Exchange) for the relevant date, or if no sales of common shares were made on such exchange on such date, the average of the high and low prices of such shares as reported in such composite transaction report for the preceding day on which sales of shares were made on such exchange. If the common shares are not listed on a national securities exchange at the time Market Value is to be determined, then Market Value shall be determined by the Board of Directors of the Corporation in good faith pursuant to such method as the Board of Directors deems appropriate and equitable. Under no circumstances shall the Market Value of a common share be less than its par value. All fractional shares shall be paid in cash. All unpaid cash dividends shall be cumulative.

               (e) PRIORITY. So long as any Series B Shares shall be outstanding, without the consent of the holders of a majority of the outstanding Series B Shares, the Corporation shall not declare or pay on the common shares of the Corporation any dividend whatsoever, whether in cash, property or otherwise, nor shall the Corporation make any distribution on the common shares, nor shall any common shares be purchased or redeemed by the Corporation or any subsidiary thereof, unless (1) all dividends to which the holders of Series B Shares have been entitled for all previous dividend periods shall have been paid or declared and a sum of money sufficient for the payment thereof set apart, and (2) all Series B Shares which the Corporation was theretofore obligated to redeem in accordance with Paragraph
                    3.3.7 hereof shall have been redeemed.

               3.3.5. LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Series B Shares then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders an

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          amount equal to one thousand dollars ($1,000.00) for each Series
          B Share outstanding (such amount, as it may be adjusted from time to time to give effect to any share splits or combinations, recapitalizations or other similar events, the "Liquidation Value") plus an amount equal to all accumulated but unpaid dividends thereon to the date fixed for the liquidation, dissolution or winding up, before any payment shall be made or any assets distributed to the holders of common shares. Except as provided in the preceding sentence, holders of Series B Shares shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of the Series B Shares, then the holders of all such shares shall share ratably in accordance with the respective amounts to which the holders of outstanding Series B Shares would be entitled if all amounts payable thereon were paid in full. The liquidation payment with respect to each outstanding fractional Series B Share (if any) shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding Series B Share.

               3.3.6. CONVERSION. The Series B Shares shall not be convertible into or exchangeable for shares of any other series or class of shares of the Corporation.

               3.3.7. REDEMPTION. The Series B Shares shall be redeemable as follows:

               (a) OPTIONAL REDEMPTION. The Series B Shares shall be redeemable, at the option of the Corporation, in whole or in part, at any time without penalty, at a redemption price equal to One Thousand Dollars ($1,000) per share (the "Redemption Price") plus an amount equal to all accumulated but unpaid dividends thereon to the date fixed for redemption.

               (b) MANDATORY REDEMPTION. The Series B Shares shall be redeemed, out of funds legally available therefor, at the Redemption Price plus an amount equal to all accumulated but unpaid dividends thereon to the date fixed for redemption on the following dates and in the following amounts:

                    (iv) All outstanding shares on or before September 30, 2000.

               (c) REDEMPTION PROCEDURES. When the Corporation redeems the Series B Shares, the following procedures shall apply:

                    (i) When less than all of the outstanding Series B Shares are being redeemed, the shares subject to redemption shall be determined in the sole discretion of the Corporation.

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

                    (ii) Notice of redemption shall be given by first class
                         mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the date on which Series B Shares are to be redeemed (any such date, a "redemption date"), to the holder of record of the shares to be redeemed at such holder's address as the same appears on the share register of the Corporation. Such notice shall state: (a) the redemption date; (b) the redemption price; (c) the number of shares subject to redemption; and (d) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

                   (iii) Notice having been mailed as aforesaid, from and
                         after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption) said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued Series B Shares, and shall not be reissued as Series B Shares, and all rights of the holder thereof as a shareholder of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid.

     FOURTH: The office of the Corporation shall be located in the City of East Syracuse, County of Onondaga, State of New York.

     FIFTH: The Secretary of State of the State of New York is designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon it is 6315 Fly Road, East Syracuse, New York 13057.

     SIXTH:  The duration of the Corporation shall be perpetual.

     SEVENTH: No Director shall be personally liable to the Corporation or any of its shareholders for monetary damages for breach of duty as a Director, except for liability if a judgment or other final adjudication adverse to such Director establishes that such Director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that such Director personally gained in fact a financial profit or other advantage to

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

which such Director was not legally entitled or that such Director's acts violated Section 719 of the New York Business Corporation Law. If the Corporation hereafter may by law be permitted to further eliminate or limit the personal liability of Directors, then pursuant hereto the liability of a Director shall; at such time, automatically be further eliminated or limited to the fullest extent permitted by law. Any repeal or modification of this Article SEVENTH by the shareholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.























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